                                  EXHIBIT 23.3


                  CONSENT OF ROBBINS, SPIELMAN, KOENIGSBERG &
                        PARKER LLP, INDEPENDENT AUDITORS




The Board of Directors of
CKS Group, Inc.:


  We consent to the incorporation by reference herein of our report dated November 4, 1996, except as to Note 9 which is as of December 30, 1996, with respect to the balance sheets of Donovan & Green, Inc. as of December 31, 1994 and 1995, and the related statements of operations and retained earnings and cash flows for the years then ended, which report appears in the report on Form 8-K of CKS Group, Inc., dated January 3, 1997.



                                /s/ ROBBINS SPIELMAN KOENIGSBERG & PARKER, LLP



New York, New York
November 20, 1997


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